EXHIBIT 4.1


                               SIGMA DESIGNS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

                       (As amended through June 12, 1998)


          The following constitute the provisions of the Employee Stock Purchase Plan of Sigma Designs, Inc.

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. it is the intention of the Company to have the Plan qualify as an 'Employee Stock Purchase Plan' under Section 423 of the Internal Revenue Code of 1954, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                Definitions.

                       (a)              "Board"   shall   mean   the   Board  of
                                Directors of the Company.

                       (b)              "Code" shall mean the  Internal  Revenue
                                Code of 1954, as amended.

                       (c)              "Common  Stock"  shall  mean the  Common
                                Stock, no par value, of the Company.

                       (d)              "Company"   shall  mean  Sigma  Designs,
                                Inc., a Cali fornia corporation.

                       (e)              "Compensation"  shall  mean all  regular
                                straight time gross earnings and commissions, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses or other compensation.

                       (f)              "Continuous Status as an Employee" shall
                                mean the absence of any interruption or termination to service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed


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                                to in writing by the Company, provided that such
                                leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                       (g)              "Designated Subsidiaries" shall mean the
                                Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

                       (h)              "Employee"   shall   mean  any   person,
                                including an officer, who is customarily employed for at least twenty (20) hours per week and more than five (5) months in a calendar year by the Company or one of its Designated Subsidiaries.

                       (i)              "Exercise  Date" shall mean the last day
                                of each offering period of the Plan.

                       (j)              "Offering Date" shall mean the first day
                                of each offering period of the Plan.

                       (k)              "Plan"  shall mean this  Employee  Stock
                                Purchase Plan.

                       (l)              "Subsidiary"  shall mean a  corporation,
                                domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3.                Eligibility.

                       (a)              Any person who is an  Employee as of the
                                Offering Date of a given offering period shall be eligible to participate in such offering period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

                       (b)              Any   provisions  of  the  Plan  to  the
                                contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his


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                                rights to  purchase  stock  under  all  employee
                                stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by one offering during each six-month period of the Plan, commencing on such date as the Board of Directors shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first offering period to be affected.

5.                Participation.

                       (a)              An  eligible   Employee   may  become  a
                                participant in the Plan by completing a subscription agreement authorizing payroll deduction on the form provided by the Company and filing it with the Company's payroll office prior to the applicable offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given offering.

                       (b)              Payroll  deductions  for  a  participant
                                shall commence on the first payroll following the Offering Date and shall end on the Exercise Date of the offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10.

6.                Payroll Deductions.

                       (a)              At the  time  a  participant  files  his
                                subscription agreement he shall elect to have payroll deductions made, on each payday during the offering period in an amount not exceeding ten percent (10%) of the Compensation which he received on the payday immediately preceding the Offering Date, and the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%) of his aggregate Compensation during said offering period. In the event that the aggregate of a participant's payroll deductions exceeds ten percent (10%) of his aggregate Compensation during an offering period, the excess shall be returned to said


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                                participant at the  termination of said offering
                                period. For purposes of determining the amount of payroll deductions which may be elected by a participant pursuant to this Section 6(a), the
                                amount  of  commissions   deemed  to  have  been
                                received  by  the   participant  on  the  payday
                                immediately preceding the Offering Date shall be equal to one- half (1/2) of the monthly average of all commissions received by the participant
                                during   the   six-month   period    immediately
                                preceding the Offering Date.

                       (b)              All   payroll   deductions   made  by  a
                                participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

                       (c)              A  participant   may   discontinue   his
                                participation in the Plan as provided in Section 10, or may lower, but not increase, the rate of his payroll deductions during the offering period by completing or filing with the Company a new authorization for payroll deduction. The change in rate shall be effective fifteen (15) days following the Company's receipt of the new authorization.

7.                Grant of Option.

                       (a)              On the Offering  Date of each  six-month
                                offering period, each eligible Employee participating in the Plan shall be granted an option to purchase (at the per share option price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's accumulated payroll deductions during such offering period (not to exceed-an amount equal to ten percent (10%) to his actual Compensation during such offering period) by the lower of eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Offering Date, or (ii) eighty- five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date, subject to the limitations set forth in Sections 3(b) and 12 hereof, and subject to the further limitation that the number of shares of the Company's Common Stock subject to any option granted to an Employee shall not exceed three hundred percent (300%) of the number of shares of the Company's Common Stock determined by dividing an amount equal to ten percent (10%) of the Employee's semi-annual Compensation based on his rate of Compensation as of the Offering Date by eighty-five percent


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                                (85%) of the fair market value of a share of the
                                Company's Common Stock on the offering Date. For
                                purposes   of    determining    an    Employee's
                                semi-annual   Compensation   pursuant   to  this
                                Section    7(a),    the   rate   of   commission
                                compensation deemed to have been received by the Employee as of the Offering Date shall be equal to one-half (1/2) of the monthly average of all commissions received by the Employee during the
                                six-month  period   immediately   preceding  the
                                offering Date. Fair market value of a share of the Company's Common Stock shall be determined as provided in Section 7(b) herein.

                       (b)              The option price per share of the shares
                                offered a given offering period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing bid price of the Common Stock in the over-the-counter market for such date, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be the closing price on such system or such exchange on such date, as reported in the Wall Street Journal.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his option for the purchase of shares will be exercised automatically on the Exercise Date of the offering period, and the maximum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

9. Delivery. As promptly as practicable after the Exercise Date of each offering period, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the termination of each offering period, or which is insufficient to purchase a full share of Common Stock of the Company, shall be returned to said participant.

10.               Withdrawal; Termination of Employment.

                       (a)              A  participant  may withdraw all but not
                                less than all the payroll deductions credited to his account under the Plan at any time prior to the Exercise Date of the offering period by giving written notice to the Company. All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal and his option for the current period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the offering period.

                       (b)              Upon  termination  of the  participant's
                                Continuous Status as an Employee prior to the Exercise Date of the offering period for any reason, including retirement or death, the payroll deductions credited to his account will be returned to him or, in the case of his death, to the person or persons entitled thereto under
                                Section 14, and his option will be automatically terminated.

                       (c)              In the event an Employee fails to remain
                                in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the offering period in which the employee is a participant, he will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his account will be returned to him and his option terminated.

                       (d)              A   participant's   withdrawal  from  an
                                offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

12.               Stock.

                       (a)              The  maximum  number  of  shares  of the
                                Company's  Common  Stock  which  shall  be  made
                                available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a)

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                                hereof  on  the  Offering  Date  of an  offering
                                period   exceeds   the  number  of  shares  then
                                available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the
                                Company  shall  give  written   notice  of  such
                                reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                       (b)              The participant will have no interest or
                                voting right in shares covered by his option until such option has been exercised.

                       (c)              Shares to be delivered to a  participant
                                under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

13. Administration. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the Plan, provided that:

                       (a)              Members of the Board who are eligible to
                                participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

                       (b)              If  a  Committee   is   established   to
                                administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

14.               Designation of Beneficiary.

                       (a)              A   participant   may  file  a   written
                                designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of the offering period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to the Exercise Date of the offering period.

                       (b)              Such  designation of beneficiary  may be
                                changed  by  the  participant  at  any  time  by
                                written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company;

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         provided, however, that conversion of any convertible securities of the
         Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

         In the event of the proposed dissolution or liquidation of the Company, the offering period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary (of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the option will terminate upon the expiration of such period.

         The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in Section 21) if such amendment would:

         a. Increase the number of shares that may be issued under the Plan;

         b. Permit payroll deductions at a rate in excess of ten percent (10%) of the participant's Compensation;

         c. Change the designation of the employees (or class of employees) eligible for participation in the Plan; or

         d. Constitute an amendment for which shareholder approval is required in order to comply with Rule 16b-3 (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Act").

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company in accordance with applicable state law within twelve (12) months before or after the date the Plan is adopted. Any required approval of the share holders of the Company shall be:

         a.                (1)  solicited   substantially   in  accordance  with
                  Section 14(a) of the Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished; and

         b. obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

         As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 21. It shall continue in effect for a term of twenty (20) years unless sooner terminated under Section 19.

                               SIGMA DESIGNS, INC.

                          EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT


______  Original Application                             Offering Date:_________
______  Change in Payroll Deduction Rate
______  Change of Beneficiary (ies)


1. _________________________________ hereby elects to participate in the Sigma Designs, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock, without par value, in accordance with this Subscription Agreement and the Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of $_______ (which equals __% of my base Compensation as of the payday immediately preceding the Offering Date) in accordance with the Stock Purchase Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock, without par value, at the applicable purchase price determined in accordance with the Stock Purchase Plan. I further understand that, except as otherwise set forth in the Stock Purchase Plan, shares will be purchased for me automatically on the Exercise Date of the offering period unless I otherwise withdraw from the Stock Purchase Plan by giving written notice to the Company for such purpose.

4. I have received a copy of the Company's most recent prospectus which describes the Stock Purchase Plan and a copy of the complete "Sigma Designs, Inc. Employee Stock Purchase Plan." I understand that my participation in the Stock Purchase Plan is in all respects subject to the terms of the Plan.

5. Shares purchased for me under the Stock Purchase Plan should be issued in the name(s) of:

-------------------------------------------------------------------------------

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Offering Date (the first day of the offering period during which I purchased such shares) or within 6 months after the date on which such shares were transferred to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were transferred to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition. However, if I dispose of such shares at any time after the expiration of the 2-year and 6-month holding periods, I understand that I will be treated for federal income, tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the offering Date. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gains.

7. I hereby agree to be bound by the terms of the Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Stock Purchase Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Stock Purchase Plan:

NAME:  (Please print)___________________________________________________________
                            (First)            (Middle)               (Last)

_______________________________                      ___________________________
Relationship
                                                     ___________________________
                                                      (Address)




NAME:  (Please print)___________________________________________________________
                            (First)            (Middle)                (Last)

________________________________                     ___________________________
Relationship
                                                     ___________________________
                                                     (Address)

Date:___________________________                     ___________________________
                                                     (Signature of Employee)